Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Amendment No.1 to the Registration Statement on Form S-4 (No. 333-273548) and related Prospectus of Deep Medicine Acquisition Corp. of our report dated July 31, 2023, relating to the financial statements of TruGolf, Inc. as of December 31, 2022 and for the year then ended.

We also consent to the reference to our Firm under the caption “Experts”.

/s/ CohnReznick LLP

Boca Raton, Florida

September 18, 2023